                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 27, 2006, included in the Proxy Statement of EPIX Pharmaceuticals, Inc. that is made a part of Amendment No. 1 of the Registration Statement (Form S-4 No. 333-133513) and related Prospectus of Epix Pharmaceuticals, Inc. for the registration of 33,275,484 shares of its common stock.


                                                          /s/ Ernst & Young LLP
                                                              Ernst & Young LLP
Boston, Massachusetts
May 31, 2006